FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 24.1 - POWER OF ATTORNEY

     KNOWN ALL ME BY THESE PRESENT - that each person whose signature appears below constitutes and appoints Joseph E. O'Dell and David R. Tomb, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form 10-K, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to do done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1934, this report has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE AND CAPACITY                                            DATE

/S/JOSEPH E. O'DELL                                           March 12, 1996
Joseph E. O'Dell, President and CEO and Director

/S/DAVID R. TOMB, JR.                                         March 12, 1996
David R. Tomb, Jr., Senior Vice President, Secretary
and Treasurer and Director

/S/JOHN J. DOLAN                                              March 12, 1996
John J. Dolan, Sr. Vice President and Comptroller & CFO (1)

/S/A. B. HALLSTROM                                            March 13, 1996
A. B. Hallstrom,Director

/S/E. H. BRUBAKER                                             March 15, 1996
E. H. Brubaker, Director

/S/RONALD C. GEISER                                           March 12, 1996
Ronald C. Geiser, Director

/S/DALE P. LATIMER                                            March 12, 1996
Dale P. Latimer, Director

/S/HARVEY H. HEILMAN, JR.                                     March 12, 1996
Harvey H. Heilman, Jr., Director

/S/CHARLES J. SZEWCZYK                                        March 12, 1996
Charles J. Szewczyk, Director

/S/SUMNER E. BRUMBAUGH                                        March 12, 1996
Sumner E. Brumbaugh, Director

/S/JOHNSTON A. GLASS                                          March 12, 1996
Johnston A. Glass, Director

/S/JOSEPH E. PROSKE                                           March 13, 1996
Joseph E. Proske, Director

(1) Also Chief Accounting Officer